UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2019

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)
+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	IR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2019, Susan K. Carter, Senior Vice President and Chief Financial Officer of Ingersoll-Rand plc (the “Company”) announced her plans to retire in 2020 in conjunction with the close of the Reverse Morris Trust (“RMT”) transaction with Gardner Denver Holdings, Inc. The announcement was included in a press release issued by the Company on December 10, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

(c) On December 5, 2019, the Board of Directors of the Company appointed Christopher J. Kuehn, age 47, as Senior Vice President and Chief Financial Officer of the Company effective upon the retirement of Ms. Carter and also in conjunction with the close of the RMT transaction. Mr. Kuehn currently serves as Vice President and Chief Accounting Officer, a position he has held since he joined the Company in June 2015. Mr. Kuehn will continue to serve as Principal Accounting Officer of the Company until a successor is announced.  Mr. Kuehn previously served as Vice President, Corporate Controller & Chief Accounting Officer for Whirlpool Corporation, a global manufacturer and marketer of major home appliances, from April 2012 through May 2015, and as Chief Financial Officer, Thermal Equipment & Services Segment for SPX Corporation, a supplier of highly specialized, engineered solutions, from August 2008 through March 2012.

In connection with the appointment, Mr, Kuehn entered into an amended and restated employment agreement with the Company. Mr. Kuehn will receive a base salary of $680,000, his Annual Incentive Matrix Program target is set at 100% and his annual equity award target opportunity is set at $1,800,000. Mr. Kuehn is eligible to participate in other benefit programs available to the Company’s executive officers.

Mr. Kuehn will also enter into a Change in Control Agreement with the Company. In the event of a change in control, Mr. Kuehn will receive a severance payment equal to two and one-half times his base salary plus his AIM target.

The foregoing summary of Mr. Kuehn’s compensation is qualified in its entirety by reference to the complete employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement of Christopher J. Kuehn

99.1	Press Release of Ingersoll-Rand plc, dated December 10, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY (Registrant)

Date: December 10, 2019	By:	/s/ Evan M. Turtz
Evan M. Turtz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement of Christopher J. Kuehn

99.1	Press Release of Ingersoll-Rand plc, dated December 10, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)